UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2010

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA		01748
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of a Director

On March 3, 2010, W. Paul Fitzgerald resigned from the Board of Directors of EMC Corporation (“EMC” or the “Company”) and all Committees thereof, effective immediately. Mr. Fitzgerald did not advise the Company of any disagreement on any matter relating to its operations, policies or practices. The Board of Directors designated Mr. Fitzgerald as Director Emeritus.

A copy of the press release announcing the resignation of Mr. Fitzgerald from the EMC Board of Directors and his designation as Director Emeritus is attached hereto as Exhibit 99.1.

(d) Election of a Director

On March 3, 2010, the Board of Directors of EMC elected James S. DiStasio as a member of the Board, effective immediately. Mr. DiStasio was also appointed to the Audit Committee of the Board of Directors.

A copy of the press release announcing the election of Mr. DiStasio to the EMC Board of Directors is attached hereto as Exhibit 99.1.

The information in the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of EMC Corporation dated March 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/S/ PAUL T. DACIER
Paul T. Dacier
Executive Vice President and General Counsel

Date: March 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of EMC Corporation dated March 3, 2010